Exhibit 99.1

For Immediate Release

Mediacom Broadband LLC and Mediacom LLC Report

Results for Second Quarter 2012

Middletown, NY – August 6, 2012 – MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported unaudited financial and operating highlights for the three months ended June 30, 2012.

Mediacom Broadband LLC*

•	Revenues were $223.9 million, reflecting a 1.9% increase from the prior year period

•	Operating income before depreciation and amortization (“OIBDA”) was $85.6 million, reflecting a 2.0% increase from the prior year period

•	Free cash flow of $15.1 million, compared to $14.9 million in the prior year period

•	Net quarterly decline of 4,000 primary service units (“PSUs”), compared to a decline of 17,000 in the prior year period

Mediacom LLC*

•	Revenues were $170.7 million, unchanged from the prior year period

•	Adjusted OIBDA was $69.5 million, reflecting a 0.2% increase from the prior year period

•	Free cash flow of $17.2 million, compared to $18.1 million in the prior year period

•	Net quarterly decline of 4,000 PSUs, compared to a decline of 17,000 in the prior year period

•	During the quarter, Mediacom LLC disposed of a non-strategic cable system serving approximately 4,200 PSUs for $11.0 million

About Mediacom

Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of broadband products and services, including digital television, video-on-demand, digital video recorders, high-definition television, as well as high-speed Internet access and phone service. Mediacom Communications also offers affordable broadband communications solutions that can be tailored to any size business through Mediacom Business. For more information about Mediacom Communications, please visit www.mediacomcc.com.

Contacts:
Investor Relations	Media Relations
Calvin G. Craib	Thomas J. Larsen
Senior Vice President, Corporate Finance	Group Vice President, Legal and Public Affairs
(845) 695-2675	(845) 695-2754

*	See Table 5 for information regarding our use of non-GAAP measures and definitions of OIBDA, Adjusted OIBDA and free cash flow.

TABLE 1*

Mediacom Broadband LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended June 30,
	2012	2011	% Change
Video	$117,542	$123,254	(4.6)%
High-speed data	56,710	52,161	8.7%
Phone	16,642	16,486	0.9%
Business services	20,323	15,737	29.1%
Advertising	12,667	12,120	4.5%

Total revenues	$223,884	$219,758	1.9%
Service costs	(90,593)	(89,125)	1.6%
SG&A expenses	(44,064)	(43,052)	2.4%
Management fees	(3,625)	(3,663)	(1.0)%

OIBDA (a)	$85,602	$83,918	2.0%
Cash interest expense (a)	(27,294)	(26,887)	1.5%
Capital expenditures (b)	(38,697)	(37,635)	2.8%
Dividend to preferred members	(4,500)	(4,500)	—

Free cash flow (a)	$15,111	$14,896	1.4%

OIBDA margin (c)	38.2%	38.2%

	June 30, 2012	June 30, 2011
Video customers	579,000	634,000
High-speed data customers	493,000	470,000
Phone customers	193,000	177,000

Primary service units (“PSUs”)	1,265,000	1,281,000

Video customer declines	(12,000)	(20,000)
High-speed data customer increases	4,000	1,000
Phone customer increases	4,000	2,000

Quarterly PSU declines	(4,000)	(17,000)

Customer relationships (d)	713,000	723,000

Average total monthly revenue per:
Video customer (e)	$127.57	$113.75
PSU (f)	$58.90	$56.81
Customer relationship (g)	$105.18	$100.90

	June 30, 2012	June 30, 2011
Bank credit facility	$1,473,000	$1,534,600
8 1/2% senior notes due 2015	500,000	500,000

Total debt	$1,973,000	$2,034,600

Total leverage ratio (h)	5.76x	6.06x
Interest coverage ratio (i)	3.14x	3.12x

*	See Tables 3 and 5.

TABLE 2*

Mediacom LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended June 30,
	2012	2011	% Change
Video	$91,171	$96,711	(5.7)%
High-speed data	46,750	43,024	8.7%
Phone	15,133	15,297	(1.1)%
Business services	13,682	11,679	17.2%
Advertising	3,958	4,044	(2.1)%

Total revenues	$170,694	$170,755	—
Service costs	(74,496)	(74,455)	0.1%
SG&A expenses	(28,373)	(28,652)	(1.0)%
Management fees	(2,875)	(2,847)	1.0%

OIBDA (a)	$64,950	$64,801	0.2%
Investment income from affiliate	4,500	4,500	—

Adjusted OIBDA (a)	$69,450	$69,301	0.2%
Cash interest expense (a)	(23,424)	(23,453)	(0.1)%
Capital expenditures (b)	(28,798)	(27,739)	3.8%

Free cash flow (a)	$17,228	$18,109	(4.9)%

Adjusted OIBDA margin (j)	40.7%	40.6%

	June 30, 2012	June 30, 2011
Video customers	458,000	505,000
High-speed data customers	401,000	385,000
Phone customers	168,000	158,000

Primary service units (“PSUs”)	1,027,000	1,048,000

Video customer declines (k)	(10,000)	(16,000)
High-speed data customer increases (k)	3,000	(1,000)
Phone customer increases (k)	3,000	—

Quarterly PSU declines (k)	(4,000)	(17,000)

Customer relationships (d)	573,000	587,000

Average total monthly revenue per:
Video customer (e)	$122.89	$110.95
PSU (f)	$55.29	$53.87
Customer relationship (g)	$99.21	$96.55

	June 30, 2012	June 30, 2011
Bank credit facility	$937,000	$1,250,400
9 1/8% senior notes due 2019	350,000	350,000
7 1/4% senior notes due 2022	250,000	—

Total debt	$1,537,000	$1,600,400

Total leverage ratio (h)	5.53x	5.77x
Interest coverage ratio (i)	2.96x	2.95x

*	See Tables 4 and 5.

TABLE 3

Mediacom Broadband LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2012	2011
Free cash flow	$15,111	$14,896
Capital expenditures	38,697	37,635
Dividend to preferred members	4,500	4,500
Other expense, net	(327)	(374)
Changes in assets and liabilities, net	(19,012)	13,249

Net cash flows provided by operating activities	$38,969	$69,906

OIBDA	$85,602	$83,918
Depreciation and amortization	(37,672)	(35,972)

Operating income	$47,930	$47,946

Cash interest expense	$27,294	$26,887
Amortization of deferred financing costs	1,211	1,341

Interest expense, net	$28,505	$28,228

TABLE 4

Mediacom LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2012	2011
Free cash flow	$17,228	$18,109
Capital expenditures	28,798	27,739
Other expense, net	(434)	(535)
Changes in assets and liabilities, net	17,286	(13,197)

Net cash flows provided by operating activities	$62,878	$32,116

Adjusted OIBDA	$69,450	$69,301
Investment income from affiliate	(4,500)	(4,500)

OIBDA	$64,950	$64,801
Depreciation and amortization	(29,010)	(29,409)

Operating income	$35,940	$35,392

Cash interest expense	$23,424	$23,453
Amortization of deferred financing costs	786	971

Interest expense, net	$24,210	$24,424

TABLE 5

Use of Non-GAAP Financial Measures

“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and Adjusted OIBDA as OIBDA plus investment income from affiliate. We define cash interest expense as interest expense, net, less amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends to preferred members. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.

OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze value and compare the companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations, as defined under our debt arrangements.

Free cash flow is used by management to evaluate our ability to repay debt, and to facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors for the same reasons and provides measures that can be used to analyze value and compare companies in the cable television industry, although our measure of free cash flow may not be directly comparable to similar measures reported by other companies.

OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.

Cash interest expense excludes the amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.

For reconciliations of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Tables 3 and 4.

Cautionary Statement Regarding Forward-Looking Statements

In this press release, we state our beliefs of future events and of our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to: lower demand for our residential and business services resulting from competitive and other factors; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the Annual Reports on Form 10-K for the year ended December 31, 2011 for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

NOTES:

(a)	See Table 5 for information about our use of Non-GAAP financial measures.
(b)

Capital expenditures for Mediacom Broadband LLC and Mediacom LLC exclude changes in accrued property, plant and equipment, which represented cash sources of $0.2 million and $0.1 million for Mediacom Broadband LLC and Mediacom LLC, respectively, during the three months ended June 30, 2012.

(c)	Represents OIBDA as a percentage of total revenues.
(d)	Represents the total number of customers that receive at least one level of service, without regard to which service(s) customers purchase.
(e)	Represents average total monthly revenues for the quarter divided by average video customers for such quarter.
(f)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.
(g)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.
(h)

For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.

(i)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense for the quarter. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense for the quarter.
(j)	Represents Adjusted OIBDA as a percentage of total revenues.
(k)	Video, HSD and phone customer increases and declines for the three months ended June 30, 2012 at Mediacom LLC are not adjusted to reflect acquisitions/dispositions during the quarter.